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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 11, 1997
                                                        -----------------

                        Direct Connect International Inc.
             (Exact name of registrant as specified in its charter)


   Delaware                   0-18288                    22-2705223
   --------                   -------                    ----------
(State or other               (Commission                (IRS Employer
jurisdiction of               File Number)               Identification No.)
incorporation)


266 Harristown Road, Glen Rock, New Jersey                   07452
------------------------------------------                   -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code          (201)445-2101
                                                            -------------

------------------------------------------------------------
(Former name or former address, if changed since last report)







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Item 5.           Other Events



                  On November 11, 1997 Direct Connect International Inc. announced that it signed a non-binding memorandum of intent to enter into a merger with Medical Device Alliance, Inc. (MDI) whereby the Company will become a wholly owned subsidiary of MDI. The merger would convert each share of the Company into 1/40th of one share of MDI.

                  The memorandum is not binding. Any transaction is subject to the negotiation and execution of a definitive merger agreement, approved by the Board of Directors of MDI and the Company and regulatory and shareholder approval.

                  MDI is located in Las Vegas, Nevada. It is the exclusive worldwide distributor of Lisonix 2000 ultrasonic surgical systems which are being marketed for the aspiration of soft tissue by plastic surgeons. MDI is privately owned.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             Financial Statements:                       Not applicable.
             Pro Forma Financial Information:            Not applicable.
             Exhibits:                                   Not applicable.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DIRECT CONNECT INTERNATIONAL INC.
                                               (Registrant)

Date:  November 17, 1997             By:  /s/ Peter L. Schneider
       -----------------                  ----------------------
                                          Peter L. Schneider
                                          President and Chief Operating Officer